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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Reliance Financial, Inc.


We hereby consent to the use of our report on the consolidated financial statements of Reliance Financial, Inc. included in this Amendment Number 1 to the Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in this Registration Statement.

                                       MICHAEL TROKEY & COMPANY, P.C.


                                       /s/ Michael Trokey & Company, P.C.
St. Louis, Missouri
July 11, 1997